                            ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made on this 28th day of September, 2001, by and between SunSource Technology Services, LLC, a Delaware limited liability company ("SELLER") and STS Operating, Inc., a Delaware corporation ("BUYER").

                                    RECITALS:

        WHEREAS, Seller is in the business of assembling, distributing, marketing, and selling hydraulic, pneumatic, electronic and filtration parts and equipment, and related parts and equipment, to industrial customers and of providing engineering design, equipment repair, product upgrades, and assembly of subsystems services, and related services, to industrial customers (collectively, the "BUSINESS"); and

        WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of Seller's assets used in the Business.

        NOW, THEREFORE, in consideration of the premises, the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                           SALE OF ASSETS; LIABILITIES

        1.1    Acquired Assets to be Sold at the Closing.

               Except as otherwise provided in Section 1.2, at the Closing (as defined in Section 3.1 below), Seller shall sell, transfer, assign, convey and deliver to Buyer all of the assets, properties and other rights of Seller relating to, arising from or used or usable in the Business of every type and description, real, personal and mixed, tangible and intangible, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, wherever located and whether or not reflected on the books and records of Seller (all of such assets, properties and rights hereinafter collectively referred to as the "ACQUIRED ASSETS"), including but not limited to:

              (a) all of Seller's inventories as of the Closing, including all raw materials, finished goods, work in progress, marketing materials and production, shipping and packaging supplies (the "INVENTORY");

              (b) all of Seller's leasehold interest in the real property leased by Seller in connection with the Business identified in Schedule 4.8(d) (the "LEASED PROPERTY"), together with the furniture, fixtures, leasehold improvements, furnishings, machinery and other property maintained, owned or held by Seller and which are used in connection with the operation of the Business or the Acquired Assets;



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


              (c) all of Seller's right, title and interest in the equipment, computer hardware and software, telecommunications equipment, office supplies, machine shop supplies and other tangible assets maintained, owned, leased or held by Seller as of the Closing Date (as defined in Section 3.1 below);

              (d) all of Seller's right, title and interest in and to the outstanding securities of its wholly-owned Subsidiaries, as set forth in Section
4.4 below;

              (e) all of Seller's rights, title and interest in and to all of the patents, trade secrets, know-how, service marks, copyrights, franchises, licenses, domain names, trademarks, logos, and trade names maintained, owned or held by Seller, and any derivatives and formatives thereof, which are used in connection with the Business (including, without limitation and as applicable, any and all applications, registrations, extensions and renewals relating thereto) as set forth in Schedule 4.10 and all of the rights associated therewith;

              (f) all bank accounts, deposits, credits, deferred charges, security deposits, advances, escrows and prepaid expenses in connection with the Business;

              (g) all restrictive covenants, rights to subordination and other contract rights which exist under the Assumed Contracts (as defined in Section 1.3(a) below) or which otherwise inure to the benefit of Seller related to the Business or the Acquired Assets;

              (h) all accounts receivable, notes receivable and other rights to payment of money arising from the Business existing as of the Closing Date (the "RECEIVABLES");

              (i) all claims, causes of action, judgments and demands related to the Business, including claims against third party payors for services rendered and all defenses with respect to Assumed Environmental Liabilities (as defined in Section 1.3(a) below) and other matters;

              (j) all letterheads, graphics, logos, telephone numbers and post office boxes used in or relating to the Business;

              (k) all customer accounts relating to the Business and all of Seller's rights to service such customer accounts;

              (l) all customer, supplier and prospect lists, contacts and files relating to the Business;

              (m) all sales materials, catalogs, brochures, pricing and other marketing information and all similar data of all kinds used in or relating to the Business;

              (n) all business records and other books, papers, files and records pertaining to the operations of the Business (including but not limited to operations manuals, accounting records (including work papers related thereto), advertising data, contracts, purchase orders, files,



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books, forms, correspondence, any other papers and documents having to do in any way with the Business), but not the certificate of formation, bylaws, minute books, interest transfer records, or other limited liability company records of Seller; and

              (o)    all goodwill and going concern value of Seller.

        1.2    Excluded Assets.

               Anything in Section 1.1 to the contrary notwithstanding, the assets set forth in Schedule 1.2 shall be excluded from the Acquired Assets to be transferred to Buyer hereunder.

        1.3    Liabilities.

              (a) Buyer assumes and shall be liable for the following liabilities and obligations relating to the Business (collectively, the "ASSUMED LIABILITIES"):

                     (i) all of Seller's unpaid accounts payable (trade) related to the Business and reflected in the balance sheet of Seller dated as of August 25, 2001 (the "8/25/01 BALANCE SHEET"), as set forth in Schedule 4.5, together with all such unpaid accounts payable arising thereafter in the ordinary course of business consistent with past practices, through and including the Closing Date (the "ASSUMED ACCOUNTS PAYABLE");

                     (ii) all of Seller's unpaid (A) capital lease obligations (current and long term), (B) accrued salaries, wages and bonuses, and (C) other accrued liabilities (current and non-current) related to the Business and reflected in the 8/25/01 Balance Sheet, together with all such unpaid capital lease obligations, accrued salaries, wages and bonuses, and other accrued liabilities arising after August 25, 2001 in the ordinary course of business consistent with past practices, through and including the Closing Date (the "ASSUMED ACCRUED EXPENSES");

                     (iii) Seller's accrued taxes (other than United States federal, state and local income taxes, but including the taxes assessed by all Canadian taxing authorities) related to the Business, reflected in the 8/25/01 Balance Sheet and detailed in Schedule 1.3(a)(iii), together with such accrued taxes arising after August 25, 2001 in the ordinary course of business consistent with past practices, through and including the Closing Date (the "ASSUMED ACCRUED TAXES");

                     (iv) all unperformed or unfulfilled liabilities and obligations arising from and after Closing under the contracts, leases, agreements, arrangements or understandings (including purchase orders) to which Seller is a party or which relate to the Business that are set forth in Schedule 1.3(a)(iv) hereto, in each case whether or not there are any written contracts with respect thereto (the "ASSUMED CONTRACTS");

                     (v) all liabilities and obligations of SunSource Group related to the Business of any type whatsoever (whether past, current or future, or known or unknown to Seller) arising out of or related to any Environmental Law or Hazardous Material, including,



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without limitation, all matters set forth in Schedule 4.16 ("ASSUMED
ENVIRONMENTAL LIABILITIES"). For purposes of this Agreement, "ENVIRONMENTAL LAW" means any federal, state, foreign, provincial or local law, ordinance, rule, regulation, code, duty under common law or order, including, without limitation, any requirement imposed under any permit, license, approval, authorization, judgment, consent decree, registration, agreement, recorded covenant, restriction or easement, the purpose of which is to regulate or protect human health, the environment, safety or natural resources, including, without limitation, those relating to the use, handling, generation, transportation, treatment, storage, disposal, release or discharge of any Hazardous Material. For purposes of this Agreement, "HAZARDOUS MATERIAL" means petroleum or petroleum products, petroleum by-products or petroleum breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and any other chemicals, materials, substances or media designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under Environmental Law. For purposes of this Section 1.3(a)(v), "SUNSOURCE GROUP" means Seller, SunSource Inc., SunSource Investment Company, Inc., The Hillman Group, Inc., SunSub A, Inc., SunSub B, Inc. and any predecessor entities to which any of the foregoing succeed by merger, asset purchase or otherwise;

                     (vi) Seller's obligations with respect to the claims, actions and proceedings set forth in Schedule 4.11 (the "ASSUMED LITIGATION"); and

                     (vii) any liability or obligation to: (A) provide notices and continuation coverage as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), to the Employees (as defined below in Section 4.14), and their COBRA qualified beneficiaries, who have a COBRA qualifying event on or after the Closing Date; and (B) provide continuation coverage on and after the Closing Date, as required by COBRA, to Employees and former Employees, and their COBRA qualified beneficiaries, who have a COBRA qualifying event prior to the Closing Date or in connection with the transactions contemplated under this Agreement and who are entitled to COBRA continuation coverage on and after the Closing Date.

              (b) Other than Assumed Liabilities, Buyer shall not assume, or in any way be responsible for, and Seller shall remain liable for, any liabilities or obligations arising out of, relating to or in connection with the Business prior to the Closing, including, without limitation, the following:

                     (i) any liability or obligation of any type whatsoever (whether in tort, contract or otherwise) arising out of or relating to decisions, actions, omissions or occurrences taking place in connection with the Business on or prior to the Closing, whether or not Seller has received notice of any such liabilities or obligations;

                     (ii) any liability or obligation of or relating to Seller's dealings or relations with its employees, agents, consultants or contractors;

                     (iii) any United States or Canadian federal, state, provincial county, local and foreign income, excise, sales, use, transfer, payroll, withholding, real or personal



                                     - 4 -
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property, franchise, gross receipts, ad valorem, business, occupation or other taxes, duties, or governmental charges and assessments of any type whatsoever, including any assessments, interest or penalties thereon, accrued for, applicable to or arising from any period ending prior to or on the Closing Date or which arise out of or relate to the consummation and performance of the transaction contemplated hereby;

                     (iv) any liability or obligation of Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transaction contemplated hereby, including without limitation any income, sales, transfer, recordation or other tax or bulk sales liability so arising (including any such liabilities or obligations which under the law or practices of the location of the Business normally are borne by Buyer unless the contractual arrangement provides otherwise);

                     (v) any liability or obligation owed by Seller to its members, managers, employees or their affiliates;

                     (vi) any liability or obligation for (A) wages, bonuses, insurance benefits, pension funds, stock options, employment agreements, or other amounts owed to or payable on behalf of any employees, agents, or contractors of Seller other than the Employees, including without limitation any accrued vacation, sick pay, severance pay or other payments on account of termination of former employees, or any contribution under any multi-employer pension or other qualified benefit plan or plans, or (B) insurance benefits, pension funds, stock options, employment agreements or other amounts owed to or payable on behalf of any Employees;

                     (vii) except as expressly assumed by Buyer, all claims, actions, proceedings and obligations arising prior to or on the Closing Date under Seller's insurance and self-insurance programs, including, without limitation, workmen's compensation, automobile and general liability; or

                     (viii) any other liability, obligation or commitment of Seller, whether known or unknown and whether fixed or contingent, not specifically constituting an Assumed Liability, it being specifically understood that the obligations referenced in the 8/25/01 Balance Sheet under the line items "Inter-company receivable (payable)," "Accrued interest payable inter-company debt," "Accrued management fee payable," and "Inter-Company debt" are not Assumed Liabilities.

       1.4    Title and Risk of Loss.

       Seller shall assume and bear all risk of loss or damage to, or destruction of, the Acquired Assets due to theft, expropriation, seizure, destruction, damage, fire, flood or other cause or casualty until title is passed to Buyer as of the Closing.


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                                   ARTICLE II
                           PURCHASE PRICE; ALLOCATION

        2.1    Purchase Price.

              (a) The purchase price for the purchase of the Acquired Assets (the "PURCHASE PRICE") shall be $25,546,000, subject to adjustment as set forth in Section 2.2.

              (b) Subject to the terms and conditions of this Agreement, the Purchase Price shall be paid as follows. Buyer shall, at Closing:

                     (i) pay $19,546,000 to Seller in cash (the "CASH PAYMENT") by wire transfer of U.S. currency in immediately available funds to an account designated in writing by Seller to Buyer not less than two business days prior to the Closing Date;

                     (ii) pay 1,000,000 shares of the Series A Preferred Stock, par value $1.00 per share, of Buyer (the "STOCK PAYMENT") to Seller by delivery to Seller of a stock certificate evidencing the Stock Payment;

                     (iii)  pay $1,000,000 in cash (the "ESCROW CASH"); and

                     (iv) pay 4,000,000 shares of the Series A Preferred Stock, par value $1.00 per share, of Buyer (the "ESCROW SHARES") into an escrow (the "INDEMNITY ESCROW") in accordance with the terms of an Escrow Agreement substantially in the form of Exhibit F hereto (the "ESCROW AGREEMENT"). In accordance with the Escrow Agreement, and as set forth in Article IX below, the Escrow Cash and the Escrow Shares will be available to satisfy the obligations of Seller to indemnify Buyer, as well as to provide reimbursement to Buyer for certain identified expenses.

       2.2    Purchase Price Adjustment.

              (a) Within forty five days after the Closing Date, Buyer shall deliver to Seller a balance sheet of the Business as of the Closing Date (the "CLOSING DATE BALANCE SHEET"). The Closing Date Balance Sheet shall set forth the net tangible asset value of the Business (the "CLOSING DATE NET TANGIBLE ASSET VALUE"), which shall be calculated by subtracting the following from total assets: goodwill, accounts payable, current lease obligations, accrued salary, foreign income taxes, other accrued obligations and long term lease obligations. Buyer shall prepare the Closing Date Balance Sheet in accordance with: (i) the same practice standards and procedures used in the preparation of the Financial Statements (as defined in Section 4.5 below); and (ii) all books, records and accounts of Seller. Any extraordinary or non-recurring material liabilities, including, without limitation, any liabilities associated with Buyer's post-Closing decision to sublease or assign the lease relating to Seller's Addison, Illinois Facility, shall not be reflected in the Closing Date Balance Sheet without the prior written consent of Seller, which may be withheld in Seller's sole discretion.

              (b) For the purposes of preparing the Closing Date Balance Sheets, following the Closing, Buyer shall take the appropriate actions and use appropriate accounting methods, consistent with generally accepted accounting principles and Seller's past practices and perpetual inventory records and inventory valuation methodologies consistent with past practices to determine the Inventory transferred on the Closing Date by Seller, and Seller (or its representatives) shall be permitted to observe such actions and review such methods. Each party shall bear its own expense in connection therewith.

              (c) Seller and its representatives shall have the right to review all work papers and procedures used to prepare the Closing Date Balance Sheet and shall have the right to perform any other reasonable procedures necessary to verify the accuracy thereof. Unless Seller, within thirty days after delivery to Seller of the Closing Date Balance Sheet, notifies Buyer in writing that it objects to the Closing Date Balance Sheet, and specifies the basis for such objection in writing, the Closing Date Balance Sheet shall become final, binding and conclusive upon the parties for all purposes. If Buyer and Seller are unable to resolve any objections to the Closing Date Balance Sheet within ten days after any such notification has been given, the dispute shall be referred to Ernst & Young LLP (the "DESIGNATED ACCOUNTANT") for resolution (or, if the Designated Accountant is unavailable, to another nationally recognized public accounting firm mutually agreed upon by Buyer and Seller within five days from the date upon which the Designated Accountant notifies the parties that it is not available). If Buyer and Seller are unable to agree upon the designation of such an accounting firm within such time, either party may thereafter request that the President of the American Arbitration Association make such designation. The accounting firm so designated will make a determination as to each of the items in dispute, which determination shall be final, conclusive and binding upon each of the parties hereto. Buyer and Seller shall cooperate with each other and with each other's authorized representatives in order to resolve any and all matters in dispute under this Section 2.2(c) as soon as practicable and shall share the fees and expenses of the Designated Accountant and, as necessary, of the American Arbitration Association, equally.

              (d) (i) For the purposes hereof, the term "BASE ASSET AMOUNT" means $33,546,000.

                     (ii) If the Closing Date Net Tangible Asset Value is less than the Base Asset Amount, then the Purchase Price shall be decreased dollar for dollar in an amount equal to the difference between the Base Asset Amount and Closing Date Net Tangible Asset Value (such difference being the "PURCHASE PRICE REDUCTION"). Seller shall remit the amount of such Purchase Price Reduction, with interest at the rate specified in Section 2.2(f) below, from the Closing Date to the date of payment, to Buyer within five days after delivery to Seller of the Closing Date Balance Sheet as provided in subsection (c) above (the date of such remittance to be referred to herein as the "PURCHASE PRICE REDUCTION REMITTANCE DATE"); provided, however, that the making of such payment by Seller shall not constitute a waiver of Seller's right to object to the Closing Date Balance Sheet during the thirty day period following its delivery. If Seller does raise an objection and if the resolution of such objection results in a reduction in the size of the Purchase Price Reduction after Seller has remitted the Purchase Price Reduction to Buyer,

Buyer shall remit the amount of any such reduction in the amount of the Purchase Price Reduction, with interest, from the Purchase Price Reduction Remittance Date, to Buyer within five days following final resolution of the objection.

                             (iii)  If the Base Asset Amount is less than the
Closing Date Net Tangible Asset Value, then the Purchase Price shall be increased dollar for dollar by an amount equal to the difference between the Closing Date Net Tangible Asset Value and the Base Asset Amount (such difference being the "PURCHASE PRICE INCREASE"). Buyer shall remit the amount of such Purchase Price Increase, with interest at the rate specified in
Section 2.2(f) below, from the Closing Date to the date of payment, to Seller within five days after delivery to Seller of the Closing Date Balance Sheet as provided in subsection (c) above (the date of such remittance to be referred to herein as the "PURCHASE PRICE INCREASE REMITTANCE DATE"); provided, however, that the acceptance of such payment by Seller shall not constitute a waiver of Seller's right to object to the Closing Date Balance Sheet during the thirty day period following its delivery. If Seller does raise an objection and if the resolution of such objection results in an increase in the size of the Purchase Price Increase after Buyer has remitted the Purchase Price Increase to Seller, Buyer shall remit the amount of any such increase in the amount of the Purchase Price Increase, with interest, from the Purchase Price Increase Remittance Date, to Seller within five days following final resolution of the objection.

               (e) On the Purchase Price Reduction Remittance Date, or the Purchase Price Increase Remittance Date, as the case may be, Buyer shall pay to Seller (or its affiliate, as designated by Seller) an amount of money equal to the sum of (i) the post-Closing cost of fees for the Seller Letters of Credit maintained by Seller (or its affiliate) until Buyer fulfills its obligations under Section 6.10(a)(ii) below; plus (ii) any amounts issued under any of the Seller Letters of Credit that is drawn post-Closing before Buyer fulfils its obligations under Section 6.10(a)(ii) below; plus (iii) the post-Closing costs and expenses with respect to the guaranties maintained by Seller (or its affiliates) that are described in Section 6.10(a) below.

               (f) Any undisputed or resolved amounts shall be payable within five days of the date such amount is determined to be undisputed or resolved, with interest, even if other amounts continue to be disputed and unresolved. Interest for purposes of this Section 2.2 shall be equal to the prime rate of interest published in The Wall Street Journal on the first day of each month during the period that such interest is due.

        2.3    Allocation of the Purchase Price.

               The Purchase Price shall be allocated among the Acquired Assets in the manner set forth in Schedule 2.3 for all purposes, and each of the parties shall make all appropriate tax and other filings on a basis consistent with such allocation. The parties shall exchange drafts of any information returns required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and all similar state statutes, at least 30 days prior to filing any such return. Each party agrees not to assert, in connection with any tax return, audit or other similar proceeding, any allocation of the Purchase Price which differs from the allocation determined hereunder.

                                 ARTICLE III
                                 THE CLOSING

        3.1    Closing.

               (a) The closing of the sale and purchase of the Acquired Assets (the "CLOSING") shall take place at the offices of Piper Marbury Rudnick & Wolfe LLP, 1200 19th Street, N.W., Washington, D.C. 20036, at 11:00 a.m., on __________________ (the "CLOSING DATE").

               (b) Seller's Obligations at Closing. At the Closing, Seller will deliver to Buyer, or will cause to be delivered to Buyer, the following:

                       (i) a duly executed Warranty Bill of Sale in the form of Exhibit A hereto;

                      (ii) a duly executed assignment and assumption agreement relating to the Assumed Liabilities, including the Assumed Contracts (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), substantially in the form of Exhibit B attached hereto;

                     (iii) a duly executed assignment with respect to the trademarks and tradenames listed in Schedule 4.10 (the "TRADEMARK
ASSIGNMENT"), substantially in the form of Exhibit C attached hereto;

                      (iv) a duly executed assignment with respect to copyrights listed in Schedule 4.10 (the "COPYRIGHTS ASSIGNMENT"), substantially in the form of Exhibit D attached hereto;

                       (v) a duly executed assignment with respect to rights to the domain names listed in Schedule 4.10 (the "ASSIGNMENT OF DOMAIN NAMES"), substantially in the form of Exhibit E attached hereto;

                      (vi) a duly executed Escrow Agreement substantially in the form of Exhibit F hereto;

                     (vii) releases, satisfactions or terminations of all mortgages, financing statements or other evidences of liens with respect to the Acquired Assets (except as to those obligations specifically to be assumed by Buyer);

                    (viii) the opinion of counsel to Seller, dated as of the Closing Date, addressed to Buyer, and substantially in the form of Exhibit G attached hereto;




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                      (ix)   a good standing certificate of the Secretary of
State of Delaware, dated no earlier than ten calendar days prior to the Closing Date, certifying that Seller is in good standing in the State of Delaware;

                       (x) a certificate of status of the Director of Companies Branch, Ministry of Consumer and Commercial Relations of Ontario, Canada, dated no earlier than ten calendar days prior to the Closing Date, certifying that 1394066 Ontario Inc. is in good standing in the Province of Ontario, Canada;

                      (xi) a certificate of status of The Registrar of Joint Stock Companies of Nova Scotia, Canada, dated no earlier than ten calendar days prior to the Closing Date, certifying that SunSource Technology Services Canada Ltd., f/k/a J.N. Fauver Canada Ltd., is in good standing in the Province of Nova Scotia, Canada;

                     (xii) certificates of the appropriate officers of the state in which Seller is headquartered, dated no earlier than ten calendar days prior to the Closing Date, certifying that Seller is qualified to do business and is in good standing as a foreign corporation in such state;

                    (xiii) copies of resolutions of the managers of Seller, certified by the appropriate officer or manager of Seller, authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

                     (xiv) copies of resolutions of the sole member of Seller, certified by the appropriate officer or manager of Seller, authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

                      (xv) a termination and release agreement between Seller and each of Justin Jacobi, Charles Freeman, Barry Pullin, Kim Shearer, Jim Slone, and Bill Valdmanis, substantially in the form of Exhibit H hereto (the "TERMINATION AND RELEASE AGREEMENTS");

                     (xvi) an executive employment agreement between Buyer and each of Justin Jacobi, Charles Freeman, Barry Pullin, Kim Shearer, Jim Slone, and Bill Valdmanis, substantially in the form of Exhibit I hereto (the "EXECUTIVE EMPLOYMENT AGREEMENTS");

                    (xvii)   a consulting agreement between Buyer and Maurice
P. Andrien, Jr. substantially in the form of Exhibit J hereto (the "CONSULTING AGREEMENT");

                   (xviii)   a letter agreement between Seller and SunSource,
Inc., as the contributing sponsor of the J.N. Fauver Company Retirement Income Plan, relating to an employer reversion, substantially in the form of Exhibit K hereto (the "REVERSION TRANSFER LETTER");

                     (xix) an agreement between Seller and Buyer, substantially in the form of Exhibit L hereto (the "AGREEMENT TO TRANSFER REIMBURSEMENT ACCOUNTS");

                      (xx) a letter agreement between Seller and SunSource Investment Company, Inc., substantially in the form of Exhibit M hereto (the "FORM 5500 COMPLIANCE LETTER");

                     (xxi) an executed copy of resolutions of the sole director of SunSource Investment Company, Inc. spinning off and merging the account balances of participants in the SunSource Industrial Services Companies Savings and Investment Plan who are not Employees or former Employees into the Hillman Group Inc. Retirement Savings and Profit Sharing Plan;

                    (xxii) stock certificate(s) representing all of the issued and outstanding stock of 1394066 Ontario Inc., together with stock power(s) covering said stock duly endorsed in blank;

                   (xxiii)   the certificate set forth in Section 7.1(c)
below;

                    (xxiv) evidence that Seller has obtained consents and landlord waivers as required in Section 7.4(b) below; and

                     (xxv) such other documents and instruments as shall be required to consummate the transaction contemplated hereunder.

               (c) Buyer's Obligations at Closing. At the Closing, Buyer will deliver to Seller, or cause to be delivered to Seller, the following (except in the case of the Escrow Cash and the Escrow Shares, which Buyer shall deliver to the escrow agent identified in the Escrow Agreement):

                       (i)   the Cash Payment;

                      (ii)   the Stock Payment;

                     (iii)   the Escrow Cash;

                      (iv)   the Escrow Shares;

                       (v) a duly executed Assignment and Assumption Agreement, substantially in the form of Exhibit B attached hereto;

                      (vi) a duly executed Escrow Agreement, substantially in the form of Exhibit F attached hereto;

                     (vii) a good standing certificate of the Secretary of State of Delaware, dated no earlier than ten calendar days prior to the Closing Date, certifying that Buyer is in good standing in the State of Delaware;

                    (viii) the opinion of counsel to Buyer, dated as of the Closing Date, addressed to Seller, and substantially in the form of Exhibit N attached hereto;

                      (ix)   a duly executed Agreement to Transfer
Reimbursement Accounts, substantially in the form of Exhibit L;

                       (x) copies of resolutions of the Board of Directors of Buyer, certified by the Secretary of Buyer, authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of the Stock Payment and the Escrow Shares;

                      (xi) the certificate set forth in Section 8.1(c) below; and

                     (xii) such other documents and instruments as may be required to consummate the transactions contemplated hereunder.

               (d) Accounts Receivable. Seller agrees that it will promptly transfer and deliver to Buyer any cash or other property which it may receive after the Closing Date from customers of the Business who have an outstanding Receivable in respect of the Receivables transferred to Buyer as of the Closing.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer, and covenants and agrees with Buyer, as of the Closing, other than as set forth in the disclosure schedules attached hereto, as follows:

        4.1    Due Incorporation; Qualification.

               Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full power and authority to carry on its Business as it is now conducted and to own, lease and operate the property and assets related thereto that it now owns, leases and operates and to enter into, consummate and perform the transactions contemplated hereby. Seller has qualified as a foreign limited liability company and is in good standing in all jurisdictions where the failure to so qualify would have a materially adverse effect on the business, operations, management, condition, or prospects, financial or otherwise, of Seller with respect to the Business or cause or may cause a material impairment of the ability of Seller to perform any of its obligations under this Agreement or any other agreement executed in connection herewith (collectively, a "MATERIAL ADVERSE EFFECT").

        4.2    Authorization; Approval.

               The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Seller has been duly authorized by all necessary limited liability company action, and this Agreement and the documents to be executed and delivered herewith by Seller are valid, legally binding obligations of Seller, enforceable in accordance with their respective terms. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller will not: (a) violate any provision of Seller's or any Subsidiary's organic documents, including, without limitation, their respective certificates of formation, limited liability company agreement, charter and bylaws; (b) violate, conflict with or result in a modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon Seller or any Subsidiary with respect to the Business or the Acquired Assets that would have a Material Adverse Effect under (i) any statute or law or any judgment, decree, order, award, writ, injunction, regulation or rule of any court, arbitrator or governmental or regulatory authority, or (ii) except as set forth in Schedule 4.2(b)(ii) hereto, any note, bond, mortgage, indenture, deed of trust, license, lease, instrument, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character; or (c) materially violate any statute, law or regulation as such statute, law or regulation relates to Seller, the Subsidiaries, the Business, or the Acquired Assets.

        4.3    Capitalization of Seller; Options and Other Equity Rights.

               One hundred percent of the equity interests of Seller are owned by its sole member, The Hillman Group, Inc. As of the date hereof there are no holders of bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Seller's sole member may vote. There is no (i) outstanding option, warrant, call, unsatisfied preemptive right or other agreement of any kind binding upon Seller to purchase or otherwise to receive from Seller any of the outstanding, authorized but unissued, unauthorized or treasury shares of the equity or any security of Seller, (ii) outstanding security of any kind binding upon Seller convertible into any security of Seller, and (iii) outstanding contract or other agreement binding upon Seller or any of its Subsidiaries to purchase, redeem or otherwise acquire any outstanding securities of Seller.

        4.4    Subsidiaries.

               (a) Schedule 4.4(a) sets forth (i) the name of each subsidiary of Seller (the "SUBSIDIARIES"); (ii) the name of each corporation, limited liability company, partnership, joint venture or other entity (other than such Subsidiaries) in which Seller or any of its Subsidiaries has, or pursuant to any agreement has the right or obligation to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each such entity described in clauses (i) or (ii) above, (A) the jurisdiction of organization and (B) the capitalization thereof and the percentage of each class of capital stock or other equity interest (including any rights, options, warrants or convertible securities outstanding or other agreements to acquire shares of capital stock or other equity interest) and issuance of outstanding debt owned by Seller or any of it Subsidiaries and by any other person.

               (b) Except as set forth in Schedule 4.4(b), each Subsidiary of Seller has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate, limited liability company, partnership or similar power and authority to own and lease its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding equity or other participating interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, are owned free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity, except as set forth in
Schedule 4.4(b).

               (c) As of the date hereof, except as listed in Schedule 4.4(c), Seller has not made any investments in, and does not own, directly or indirectly, any securities of or other interests in, any other entity.

        4.5    Financial Statements.

               Seller has delivered to Buyer true, complete and accurate copies of the financial statements of the Business for the year ended December 31, 2000, the 8/25/01 Balance Sheet (attached hereto as Schedule 4.5), and the statements of income of Seller as of August 25, 2001 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements: (a) were prepared in all material respects in accordance with the books, records and accounts of Seller; (b) are true, complete and correct in all material respects; and (c) present fully and fairly the results of operations for the Business for the periods referred to in the Financial Statements. Seller's books, records and accounts are accurate and complete in all material respects. The Financial Statements are true and correct and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

        4.6    Accounts Receivable; Inventory.

               (a) The Receivables (i) are valid obligations which have arisen only in the ordinary course of business consistent with past practices for goods sold and delivered or bona fide services provided, (ii) are collectible in full within 180 days after the Closing Date at the recorded amounts thereof, net of allowances for doubtful accounts recorded in the Financial Statements, and (iii) are free of any defenses, setoffs or counterclaims.

               (b) All of the Inventory held for sale or used in connection with the Business was purchased in the ordinary course of business consistent with past practices and is owned by Seller, free and clear of all liens, defects, restrictions and encumbrances. The Inventory consists of new and used items of a quality and quantity usable or saleable in the ordinary course of business and none of the inventory is damaged, defective or obsolete except for items which have been written off or written down to net realizable value on the Financial Statements. All of the Inventory is carried on the Financial Statements at the lower of Seller's cost or market value, net of reserves for obsolete and excess Inventory as recorded in the Financial Statements, consistent with generally accepted accounting principles and Seller's past practices.

        4.7    Absence of Changes.

        Except as set forth in Schedule 4.7, since June 30, 2001:

               (a) the Acquired Assets have not been mortgaged, pledged or subjected to any lien or encumbrance;

               (b) the value of any of the Acquired Assets has not been materially written down or materially written up other than in the ordinary course of business;

               (c) the Acquired Assets have not been sold or transferred other than sales of Inventory and disposal of obsolete, damaged or defective inventory or other Acquired Assets in the ordinary course of business;

               (d) there has not been any payment or increase by Seller of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee, contractor or consultant involved in the Business or entry into any employment, severance, or similar contract or agreement with any director, officer or employee involved in the Business;

               (e) there has not been any material change in the customary methods used in operating the Business (including its marketing, selling and pricing practices and policies);

               (f) there has not been any transaction, contract, commitment, obligation by Seller relating to the Acquired Assets or the Business (including the acquisition or disposition of any assets), other than in the ordinary course of business or as contemplated by this Agreement;

               (g) the Business and the Acquired Assets have been operated in the ordinary course;

               (h) there has not been any amendment of any of the Assumed Contracts or entering into of any new material contracts or agreements, excluding purchase orders for inventory entered into in the ordinary course of business;

               (i) there has not been any waiver of any material right of Seller or cancellation of any material debt or claim held by Seller with respect to the Business;

               (j) there has not been any loan by Seller to any officer, director, employee or stockholder of Seller involved in the Business;

               (k)    neither Seller nor any Affiliate (as defined in Section
4.15 below) thereof has entered into, adopted or amended any Benefit Plan (as defined in Section 4.15 below) with respect to Employees;

               (l) there has not been any other event or condition of any character (whether or not covered by insurance) that has materially affected or will or is likely to so affect the properties, business or prospects of the Business or the Acquired Assets or the financial position, results of operations, or net worth of Seller with respect to the Business, apart from events or conditions affecting the economy generally; and

               (m) no offers, commitments or agreements have been entered into whether in writing or otherwise to take any of the actions set forth in this Section 4.7.

        4.8    Acquired Assets.

               Except as set forth in Schedule 4.8:

               (a) Seller holds good, valid and marketable title to, or a valid leasehold interest in, all of the Acquired Assets to be sold by Seller, in each case free and clear of all liens, defects, restrictions, encumbrances and claims whatsoever and has the complete and unrestricted power, right and authority to sell, transfer, assign and deliver, and following the Closing, Buyer will have good, valid and marketable title to, or a valid leasehold interest in, all of the Acquired Assets, free and clear of all liens, defects, restrictions, encumbrances and claims whatsoever. Seller is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to its properties, nor has it received any notice of violation with which it has not complied.

               (b) The Acquired Assets include all assets, properties, licenses and other agreements necessary for the continued conduct of Business after the Closing in substantially the same manner as conducted prior to the Closing.

               (c) The tangible property constituting a portion of the Acquired Assets is in good operating condition and repair, subject to normal wear and tear, and have been maintained and serviced in accordance with the usual and customary practices of the Business, and Seller has not received any notice that any of such tangible property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

               (d) Schedule 4.8(d) sets forth a list of all of real property leases (the "LEASES") in effect as of the date hereof under which Seller or a Subsidiary is a lessee or a successor or assignee of the tenancy interest therein, which leased real property is utilized in connection with the Business. All Leases are currently in full force and effect and constitute legal valid and binding obligations of Seller or a Subsidiary, and, to Seller's Knowledge, the other parties thereto. Except as otherwise provided in this Agreement, "SELLER'S KNOWLEDGE" shall mean the actual knowledge of Seller and each of Maurice P. Andrien, Jr., Joseph M. Corvino, Justin Jacobi, Charles Freeman, Barry Pullin, Kim Shearer, Jim Slone, and Bill Valdmanis. Seller has made available to Buyer true, correct and complete copies of all Leases, including all amendments, modifications and renewals thereof. To Seller's Knowledge, there are no defaults by the landlord under any of the Leases; neither Seller nor any Subsidiary has waived any rights under any of the Leases; and there is no pending or, to Seller's Knowledge, threatened action or proceeding which could adversely affect Buyer's use of the premises after consummation of the transactions contemplated hereby. No other party to a Lease has notified Seller or any Subsidiary of its intention to cease to perform any services required to be performed by it or withhold any payment required to be made to it thereunder. Except as have been obtained on or prior to the date hereof or the delivery of which has been waived in writing by Buyer prior to the date hereof, none of the Leases would require the consent or approval of any party thereto other than Seller or a Subsidiary or the consent or approval of any third party in connection with the consummation of the transactions contemplated hereby or contains any provision that, as a result of the consummation of the transactions contemplated by this Agreement, causes one or more of the following to occur: (i) Seller or a Subsidiary is deemed to be in default, or there exists a lapse of time which would result in default, under such Lease (with or without the giving of notice and any cure period); (ii) automatically voids such Lease or renders voidable, by any party other than Seller or a Subsidiary, the Lease or provides any party other than Seller or a Subsidiary with a right to terminate or rescind such Lease; (iii) imposes any fine, penalty, charge or increase in payments or other charges required to be made by Seller or a Subsidiary under such Lease; or (iv) otherwise modifies any of the material terms of such Lease.

               (e) Schedule 4.8(e) sets forth a list of all of the locations where any of the Acquired Assets that are personal property are located.

        4.9    No Undisclosed Liabilities.

               Except as set forth in Schedule 4.9 or as reflected or reserved against in the 8/25/01 Balance Sheet, and except for obligations incurred in the ordinary course of business and consistent with past practices since that date, Seller has no material debts, liabilities or other obligations (including, without limitation, obligations for federal, state or local taxes or other governmental assessments or penalties, and obligations and advances, directly or indirectly, to Seller), absolute or contingent, due or to become due related to the Business or the Acquired Assets, and Seller does not know or have reasonable grounds for knowing the basis for any assertion against Seller of any liability (including any tax liability) of any nature or in any amount. Consistent with past practices, Seller is current in the payment of all of its obligations and liabilities related to the Business or the Acquired Assets, including those shown on the Financial Statements, and there are no obligations due or to become due, or liabilities, fixed or contingent, related to the Business or the Acquired Assets that Seller will not be able to satisfy in the ordinary course of business. To Seller's Knowledge, there are no material omissions to the Financial Statements.

        4.10   Patents, Trademarks, Trade Names, Trade Secrets, Etc.

               (a)    Schedule 4.10 contains an accurate and complete list of:
(i) all patents, trademarks (registered or unregistered), service marks, trade names, assumed names, material copyrights, domain names and all applications therefor, owned, used or filed by Seller which are used in or necessary for the Business; and (ii) all licenses, permissions, software and other agreements relating to technology, know-how or processes used in or necessary for the Business, which Seller is licensed or authorized to use by others ((i) -
(ii) above collectively referred to herein as the "INTELLECTUAL PROPERTY"). In regard to the Intellectual Property, the patents, the registered trademarks, the service marks and the copyrights are valid, subsisting and enforceable, and are duly recorded in the name of Seller or the Subsidiaries, and, to Seller's Knowledge, can be recorded in the name of Buyer.

               (b) Except as set forth in Schedule 4.10: (i) Seller has, directly or indirectly through the Subsidiaries, and after the Closing under this Agreement, Buyer will have, except as set forth in this Agreement, the sole and exclusive ownership and right (or, with respect to software, sufficient license rights), free from any liens, mortgages, security interests, charges, encumbrances or claims whatsoever, to use the Intellectual Property and all trade secrets required for or incident to the conduct of the Business, and the consummation of the transactions contemplated hereby will not alter or impair any such rights; and (ii) within the last three years, no written claims have been asserted by any entity or person with respect to the ownership, validity, enforceability or use of or challenging or questioning the validity or effectiveness of any of the Intellectual Property, nor, to Seller's Knowledge, is there a valid basis for any such claim. Furthermore, to Seller's Knowledge, the use or other exploitation of such Intellectual Property by Seller does not infringe or dilute the rights of any other entity or person.

        4.11   Litigation; Orders.

               Except as set forth in Schedule 4.11: (a) there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries pending or, to the Seller's Knowledge, threatened by or against Seller or any Subsidiary which affect or which may affect the Business or any of the Acquired Assets or the transactions contemplated by this Agreement at law or in equity or before or by any federal, state, local, foreign or other governmental department, board, agency, instrumentality or authority; nor, to the Seller's Knowledge, is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation; and (b) neither Seller nor any Subsidiary is subject to any judgment, arbitration award, order or decree.

        4.12   Status of Contracts.

               (a) Set forth in Schedule 4.12(a) is a list of: (i) Seller's and its Subsidiaries' agreements and arrangements with the 15 largest suppliers and vendors of Seller and the Subsidiaries, measured by the dollar volume of Seller's and its Subsidiaries' purchases during the period beginning January 1, 2001 and ending June 30, 2001; (ii) all personal property leases related to the Business or the Acquired Assets under which Seller or any Subsidiary is either lessor or lessee that involve annual payments or receipts of more than $100,000 for any one lease or $200,000 in the aggregate; (iii) all other orders, leases, commitments, agreements, mortgages, indentures and other agreements and instruments related to the Business or the Acquired Assets relating to indebtedness for borrowed money to which Seller or any Subsidiary is a party or by which it or its properties is bound, that may or will require annual payments by Seller or any Subsidiary of more than $100,000; (iv) all contracts or agreements binding on Seller or any

Subsidiary which contain provisions requiring a party thereto or their affiliates not to engage in the Business or activity, including, without limitation, non-compete, non-solicitation, or other such provisions; (v) all government contracts and all other agreements with customers that involve an annual payment to Seller or any Subsidiary in connection with the Acquired Assets or the Business of more than $100,000 for any one contract or $200,000 in the aggregate; (vi) Seller's and its Subsidiaries' agreements and arrangements with the 20, 5 and 5 largest customers of Seller and the Subsidiaries with respect to the Business in the Mobile, North and South regions (as described in Section 4.23 below), respectively, all measured by the dollar volume of Seller's and its Subsidiaries' sales to such customers during the period beginning January 1, 2001 and ending July 31, 2001; (vii) all employment or other agreements entered into with Management Employees (as defined in Section 4.14 below); (viii) all agreements relating to the Intellectual Property; (ix) all agreements or arrangements relating to the consignment of Seller's or any Subsidiary's inventory; and (x) all other material written agreements or contracts to which Seller or any Subsidiary in connection with the Business or the Acquired Assets is a party or which are binding on Seller or any Subsidiary; in all cases with respect to the contracts set forth in clauses (i) through (x), whether or not such contracts are in writing (the "MATERIAL CONTRACTS").

               (b) Except as set forth in Schedule 4.12(b): (i) the enforceability of the Material Contracts will not be affected in any manner by the execution and delivery of this Agreement, the performance by Seller or any Subsidiary of its respective obligations hereunder or the consummation of the transactions contemplated hereby; (ii) neither Seller nor any Subsidiary is in default, nor does there exist any event that, with notice or lapse of time or both, would constitute an event of default by Seller or any Subsidiary under any Material Contract; (iii) each Material Contract is valid and in full force and effect; there is no material breach or default by any other party to any Material Contract; and (iv) no other party has notified Seller or any Subsidiary of its intention to cease to perform any services required to be performed by it or withhold any payment required to be made to it thereunder.

               (c) Except as set forth in Schedule 4.12(c), Seller has delivered to Buyer complete and accurate copies of all of the Material Contracts to which Seller or any Subsidiary is a party and all amendments thereto (or
Schedule 4.12(c) includes an accurate and complete summary description of any such item that is not in writing).

               (d)    Except as set forth in Schedule 4.12(d), to Seller's
Knowledge: (i) none of Seller's or any Subsidiary's employees, officers or directors, is a party to any oral or written contract or agreement prohibiting it or them from freely competing or engaging in the Business except for any such agreements between Seller or any Subsidiary and its employees; (ii) no employee of Seller or any Subsidiary is a party to any outstanding contract, obligation or commitment with any prior employer; and (iii) no employee of Seller or any Subsidiary is in default under any contract, obligation or commitment with any of his or her former employers, in all cases, the effect of which default has or may have a Material Adverse Effect, and there is no state of facts that upon notice or lapse of time or both would constitute such a default.

               (e) Except as set forth in Schedule 4.12(e), each of the Material Contracts is freely terminable by Seller or any Subsidiary upon not more than thirty days' written notice or less without the payment of any termination fee, premium, or penalty.

        4.13   Taxes.

               Except as set forth in Schedule 4.13: (a) all federal, state, local and foreign tax returns and tax reports required to be filed by Seller or its affiliates on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed or appropriate extensions have been filed and all amounts shown as owing thereon have been paid; (b) all taxes (including, without limitation, income, accumulated earnings, property, sales, use, franchise, value added, fuel, employees' income withholding and social security taxes), including estimated tax payments, which have become due or payable or required to be collected by Seller or its affiliates or as otherwise attributable to any periods ending on or before the date hereof and the Closing and all interest and penalties thereon, whether disputed or not, (i) have been paid or will be paid in full on or prior to the Closing or (ii) are reflected in the 8/25/01 Balance Sheet, with appropriate reserves shown therein; (c) all deposits required by law to be made by Seller or their affiliates with respect to employees' withholding taxes have been duly made, and as of the Closing all such deposits will have been made; (d) there is no action, deficiency, suit, proceeding, investigation, audit or claim now pending, or to Seller's Knowledge proposed or threatened, with respect to any tax due with respect to any return and Seller has no reason to believe that any such action, deficiency, suit, proceeding, investigation, audit or claim will be proposed or initiated; (e) Seller is not on the date hereof, nor will it be as of the Closing, liable for the payment of any taxes (other than taxes not yet due and payable), and Buyer shall have no liability for any taxes related to the ownership or operation of the Acquired Assets prior to the Closing; (f) Seller has delivered to Buyer true and complete copies of its sales and use tax returns relating to the Business for the fiscal period ended December 31, 1998, through December 31, 2000; (g) Seller has not incurred any tax liabilities except in the ordinary course of business; and (h) Seller has not agreed to extend or waive, and to Seller's Knowledge, there are no extensions or waivers of, any statute of limitations applicable to any tax liability of Seller.

        4.14   Employees; Officers.

               (a) Listed in Schedule 4.14(a) are the names of all officers and all senior management employees of Seller engaged on a full-time basis in the operation of the Business whose annual base salaries and bonuses exceed $150,000 (the "MANAGEMENT EMPLOYEES"), together with their respective rates of total compensation. As used herein, the term "EMPLOYEES" means all employees of Seller engaged on a full or part-time basis in the operation of the Business, including the Management Employees. Schedule 4.14(a) also lists all employment contracts (but does not include independent contractor agreements) and all pension, bonus, profit sharing, stock option or other agreements or arrangements, including vacation and sick pay policies, providing for employee benefits to which Seller is a party in connection with the operation of the Seller's Business or by which Seller is bound. Seller has accrued or paid in full to its Employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them.

               (b) Seller has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, laws, equal opportunity, collective bargaining, the payment of social security and other taxes, nondiscrimination, and termination.

               (c) None of the Employees is represented by any labor union or covered by any collective bargaining agreements, and to Seller's Knowledge there has not been any effort to establish a labor union or bargaining unit or similar organizational effort with respect to the Employees, and there is no labor strike or other labor trouble pending or threatened and with respect to Seller.

               (d) Except as set forth in Schedule 4.14(d), no Employee or contractor or consultant of Seller has filed a lawsuit or administrative action against Seller for any reason in the past three years, or has otherwise filed a complaint with or, to Seller's Knowledge, about Seller. To Seller's Knowledge, there are no pending or threatened suits or claims against Seller from any current or former employee, consultant or contractor.

               (e) To Seller's Knowledge, during the past three years no director or officer of Seller has been arrested or convicted for any crime material to an evaluation of such person's ability or integrity, including, without limitation, any violation of any federal or state law that currently or has previously regulated the types of business in which Seller is currently or has previously been engaged.

        4.15   Benefit Plans.

               (a) Schedule 4.15 provides a complete and correct list of all Benefit Plans which are maintained by Seller for the benefit of the Employees. For purposes of this Section 4.15, "BENEFIT PLANS" means all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (other than multiemployer plans as defined in Section 3(37) of ERISA) and all other compensation and employee benefit arrangements, obligations, customs, or practices (including but not limited to a payroll practice), whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to current or former directors, employees or agents of Seller in the Business, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting or other compensation arrangements, workers' compensation, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business of Seller, maintained by either of Seller or any Affiliate thereof or to which either of Seller or any

Affiliate thereof has contributed or is or was obligated to make payments, in each case with respect to any current or former employees, directors or agents of Seller in the Business, in the six year period before the date of this Agreement. For purposes of this Section 4.15, "AFFILIATE" means any trade or business which, together with Seller, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code.

               (b) Except as set forth in Schedule 4.15: (i) each Benefit Plan is in material compliance with the applicable provisions of ERISA and of the Code and all other applicable laws (and all regulations promulgated under such laws); (ii) neither Seller nor any Affiliate thereof has ever maintained, contributed to or had any obligation to contribute to (A) any plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, or (B) any multiemployer plans as defined in Section 3(37) of ERISA; and
(iii) all Benefit Plans which are "pension plans" (as defined in Section 3(2) of ERISA) have received favorable determination letters from the Internal Revenue Service as to their tax-qualified status and the tax-exempt status of any related trust under Sections 401(a) and 501 of the Code, respectively, which determinations are currently in effect, and to the Seller's Knowledge, no event has occurred or circumstance exists that will or could give rise to the disqualification of such Benefit Plans or the loss of the exempt status of the related trusts.

               (c)    Except as set forth in Schedule 4.15:

                      (i) No material claims, lawsuits, proceedings, hearings, investigations or demands have been asserted or instituted by or against a Benefit Plan, against the assets of a trust thereunder or by or against the plan sponsor, administrator or fiduciary thereof (other than routine claims for benefits), and Seller has no knowledge of any fact which could form the basis for any such claim or lawsuit;

                      (ii) Seller has no material liability (whether actual or contingent) with respect to any Employee under any employee benefit plan, program or arrangement which is not a Benefit Plan;

                      (iii) There are no Benefit Plans which provide welfare benefits after the participants' retirement or other termination of employment, other than benefits in the form of continuation coverage under a group health plan as required by Section 4980B of the Code or Sections 601 through 608 of ERISA if paid 100% by the participant or beneficiary to any Employee; and

                      (iv) Neither the Seller nor any affiliate has incurred any liability to the Pension Benefit Guaranty Corporation, except for required premium payments. As of the date of the most recent actuarial report, the excess of the aggregate present value of accrued benefits over the aggregate value of the assets of any defined benefit plan (within the meaning of Section 3(35) of ERISA), computed both on a termination basis and on an ongoing basis, is not more than $-0-, and there are no unfunded vested benefits (within the meaning of PBGC Reg. Section 4211.2) with respect to any defined benefit plan.

               (d) Except as provided in Schedule 4.15 attached hereto, Buyer shall not, as a result of the transactions contemplated by this Agreement (or any employment by Buyer of the Employees):

                      (i) become liable for any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of Seller with regard to any Benefit Plan, including, without limitation, withdrawal liability arising under Title IV, Subtitle E of ERISA, or liabilities under Section 412 of the Code or Section 302(a)(2) of ERISA; or

                      (ii) be, become a party to or have any obligation or liability under or in connection with any Benefit Plan.

               (e) Seller, each Benefit Plan and each Benefit Plan "sponsor" or "administrator" (within the meaning of section 3(16) of ERISA) has complied in all material respects with the applicable requirements of Part 6 of Subtitle B of title I of ERISA and Section 4980B of the Code (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA").

        4.16   Environmental Matters.

               (a) To Seller's Knowledge, Schedule 4.16 sets forth those reports, documents and disclosures relating to Environmental Laws and Hazardous Materials that were disclosed in connection with the reorganization and merger of Seller in June 2001. Schedule 4.16 sets forth Seller's Knowledge with respect to Seller's compliance with Environmental Law and releases of Hazardous Material. There may also be other Assumed Environmental Liabilities arising from or relating to real estate currently or formerly owned or leased by Sellers or its predecessors for which Seller currently does not have Knowledge.

               (b) Except as disclosed in Schedule 4.16, neither the Business nor the Seller has received from any governmental or regulatory body or any private party any written request for information, notice of claim, demand or other notification that it is potentially responsible with respect to any investigation or cleanup of any site or location under any Environmental Law or concerning Hazardous Material. Except as disclosed in Schedule 4.16: (i) Seller's use of the Leased Property, and, to Seller's Knowledge, the Leased Property, comply in all material respects with applicable Environmental Law;
(ii) to Seller's Knowledge, Seller has not disposed of Hazardous Materials in or on the Leased Property and, to Seller's Knowledge, there is no Hazardous Material disposed in or on the Leased Property; (iii) to Seller's Knowledge, none of the Leased Property has been used as a waste disposal site, nor are there any underground storage tanks in or under any such property, nor is any asbestos containing material located within the Leased Property; (iv) Seller holds and is in compliance with all material licenses required under all Environmental Laws applicable to the operations of the Business as currently conducted; (v) neither the Seller nor, to Seller's Knowledge, the Leased Property, is subject to any lien, charge, encumbrance or other claim imposed pursuant to any Environmental Law; (vi) there has been no release of any Hazardous Materials at any Leased Property by Seller or any other person under Seller's direction or control that is in violation of or is reasonably likely to lead to any liability arising under any Environmental Law; (vii) Seller has not transported or arranged for the treatment, storage, or disposal of any Hazardous Materials to any off-site location in connection with the operation of the Business that has resulted or is reasonably likely to result in a liability to the Seller under applicable Environmental Laws; (viii) none of the properties constituting the Leased Property is listed in the National Priorities List, promulgated under CERCLA, or on the Comprehensive Environmental Response, Compensation and Liability Information System list or in any state or local list of sites requiring removal, remedial response or corrective action pursuant to any Environmental Law; and (ix) there are no written claims asserted by any customer against the Seller pursuant to any Environmental Law, and there are no grounds to reasonably believe that such a claim could be asserted.

        4.17   Insurance.

               Schedule 4.17 sets forth all policies or binders of fire, liability, workmen's compensation, vehicular, directors' and officers' liability, employee liability or other insurance held by Seller relating to, on behalf of or covering the Business. Such policies and binders are in full force and effect. All premiums have been paid through the Closing Date. Seller is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth in Schedule 4.17, which claims have been reported to the applicable insurance provider on a timely basis, there are no outstanding unpaid claims under any such policy or binder. Seller has not received any notice of cancellation or non-renewal of any such policy or binder. To Seller's Knowledge, there is no material inaccuracy in any application for such policies or binders or any similar state of facts which might form the basis for termination of any such insurance. There is no failure to pay premiums when due. No casualty loss has occurred that is uninsured or that is not provided for under Seller's self-insurance program.

        4.18   No Other Pending Transactions.

               There is no outstanding right, option or other agreement of any kind to purchase or otherwise receive from Seller any ownership interest in Seller or the Acquired Assets, and there is no outstanding right or security of any kind convertible into such ownership interest.

        4.19   Broker's or Finder's Fees.

               No agent, broker, person or firm acting on behalf of Seller is, or will be, entitled to any commission for broker's or finder's fees, nor shall there by any basis for a claim to any commission or broker's or finder's fees, from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

        4.20   Government Licenses and Approvals.

               Attached hereto as Schedule 4.20 is a true and complete list of all of the material government certificates, licenses, permits or other approvals required or obtained by Seller or any Subsidiary in connection with the operation of the Business (collectively, the "LICENSES AND APPROVALS"). Seller has provided Buyer with true and complete copies of all of the Licenses and Approvals. All of the Licenses and Approvals are in full force and effect and neither Seller nor any Subsidiary is in violation with respect to any of them. No proceedings are pending nor, to Seller's Knowledge, threatened by any applicable authority to revoke or limit the scope of any of the Licenses and Approvals. There are no other material licenses or approvals necessary for the conduct of the Business as it is currently being conducted. Except as described in Schedule 4.20, none of the Licenses and Approvals would be rendered ineffective or be required to be reissued as a result of the consummation of the transactions contemplated hereby.

        4.21   Books and Records.

               The books of account and other financial and accounting records of Seller, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and accurately reflect the basis for the financial position and results of operations of Seller and the Business. At the Closing, all of such books and records with respect to the Acquired Assets and the Assumed Liabilities will be in the possession of Seller.

        4.22   Correct Information.

               All agreements, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to Buyer by or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects, and no representation or warranty by Seller in this Agreement or any Exhibit or Schedule hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein or therein, in light of the circumstances under which they were made, not misleading.

        4.23   Customers and Suppliers.

                      (a) Schedule 4.23 contains a complete and accurate list of each of Seller's 15 largest vendors and suppliers with respect to the Business (measured by the dollar volume of Seller's and its Subsidiaries' purchases during the period beginning January 1, 2001 and ending June 30, 2001) and the dollar amount of such purchases.

                      (b) Seller accounts for sales to its customers in three different regions, known as the Mobile, North and South regions. Schedule 4.23 contains a complete and accurate list of each of Seller's (i) 20 largest Mobile region customers with respect to the Business, (ii) five largest North region customers with respect to the Business, and (iii) five largest South region customers with respect to the Business, all measured by the dollar volume of Seller's and its Subsidiaries' sales to such customers during the period beginning January 1, 2001 and ending July 31, 2001.

                      (c) Seller has not received any notice that, and has no Knowledge or reason to believe that, any supplier, vendor or customer listed in
Schedule 4.23 does not plan to continue to do business with Buyer, or plans to reduce its supplies to or volume of orders from Buyer or will not do business on substantially the same terms and conditions with Buyer subsequent to the Closing Date as such supplier, vendor or customer did with Seller before the Closing Date.

        4.24   Interested Party Transactions.

               Except as set forth in Schedule 4.24, no officer, director, employee of Seller involved in the Business nor any Related Person thereof (the "INTERESTED PARTIES") has, or since July 1, 1998, has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the Business. No Interested Party owns, of record or as a beneficial owner, any equity interest or any other financial or profit interest in any person or entity that has (a) had business dealings or a material financial interest in any transaction with Seller or (b) engaged in competition with Seller with respect to the Business. No Interested Party is a party to any contract with, or has any claim or right against, Seller with respect to the Business or the Acquired Assets. For purposes of this Section 4.24, "RELATED PERSON" with respect to an individual means (i) the individual, the individual's spouse and former spouses, any other natural person who is related to the individual or the individual's spouse within the second degree and any other natural person who resides with such individual (being referred to collectively herein as an individual's "FAMILY"), (ii) any person or entity that is directly or indirectly controlled by any one or more members of such individual's Family, (iii) any person or entity in which the members of such individual's Family hold (individually or in the aggregate) direct or indirect beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 30% of the outstanding voting power of a person or entity or equity securities or other equity interests representing at least 30% of the outstanding equity securities or equity interests in a person or entity and (d) any person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

        4.25   Investor Status.

               (a) Seller is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

               (b) (i) The Stock Payment and the Escrow Shares (collectively, the "CONSIDERATION SHARES") are being acquired for Seller's own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Consideration Shares in violation of the Securities Act, the applicable securities laws of any state, or any rule or regulation under the Securities Act or State securities laws; (ii) Seller has had an adequate opportunity to obtain such information as is necessary to permit Seller to evaluate the merits and risks of an investment in Buyer; Seller further understands and acknowledges that: (A) the Consideration Shares have not been registered under the Securities Act and are, and will be, "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) the Consideration Shares cannot be sold, transferred or otherwise disposed of until they are registered under the Securities Act or unless an exemption from registration is then available; and
(C) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of Buyer and Buyer has no obligation or current intention to register its securities under the Securities Act.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller as follows:

        5.1    Due Incorporation.

               Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to carry on its businesses as it is now conducted and to own, lease and operate the property and assets that it now owns, leases and operates and to perform the transactions contemplated hereby.

        5.2    Authority.

               The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Buyer have been duly and effectively authorized by all necessary action of Buyer, and this Agreement and the documents to be executed and delivered herewith by Buyer are the valid, legally binding obligations of Buyer, enforceable in accordance with their terms.

        5.3    No Conflict.

               The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer will not: (i) violate any provision of its Articles of Incorporation or Bylaws; (ii) violate, conflict with or result in a modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon Buyer's business or assets, under (a) any statute or law or any judgment, decree, order, award, writ, injunction, regulation or rule of any court, arbitrator or governmental or regulatory authority, or (b) any note, bond, mortgage, indenture, deed of trust, license, lease, instrument, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character; or (iii) violate any statute, law or regulation as such statute, law or regulation relates to Buyer.

        5.4    Consideration Shares.

               The issuance, sale and delivery of the Consideration Shares have been duly authorized by all requisite action of Buyer, and, when issued, sold and delivered in accordance with this Agreement, the Consideration Shares will be validly issued and outstanding, fully paid and nonassessable.

        5.5    Broker's or Finder's Fees.

               No agent, broker, person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees, nor shall there be any basis for a claim to any commission for broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

        5.6    Correct Information.

               All agreements, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to Seller by or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects, and no representation or warranty by Buyer in this Agreement or any Exhibit or Schedule hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                                    COVENANTS

        6.1    Access to Records.

               For a period of five years after the Closing Date, Buyer shall permit Seller, at Seller's expense, upon Seller's reasonable request with at least ten days' notice, to inspect records, books and other documents that existed at or prior to the Closing Date and that relate to the Acquired Assets or the Business, wherever located, for business reasons, in each case solely with respect to matters arising prior to the Closing Date.

        6.2    Tax Returns.

               Seller shall cause to be prepared and timely filed, at its sole expense, all of Seller's required tax returns for all periods up to and including the Closing Date. Seller shall be responsible for the payment of, and will indemnify, defend and hold Buyer harmless against all taxes due and assessed which relate to the operations of Seller for all periods up to and including the Closing Date. Buyer shall assist Seller in the preparation and filing of all such tax returns required to be filed with all tax authorities.

        6.3    Seller Non-Compete.

               (a)    The following terms when used in this Section 6.3 or
Section 6.4 below shall have the following meanings:

                      "AFFILIATE" means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

                      "COMPETITION" means any business which is competitive with the Business as it is now operated.

                      "DIRECTLY OR INDIRECTLY" means as an individual, partner, shareholder, director, officer, principal, agent or employee.

                      "PERSON" means an individual, corporation, partnership, joint venture, trust or other entity.

                      "RESTRICTED TERRITORY" means the United States and Canada.

               (b) Neither Seller nor any of its Affiliates shall, for a period of five years after the date hereof, directly or indirectly, engage in any Competition in the Restricted Territory.

               (c) Neither Seller nor any of its Affiliates shall, directly or indirectly, for itself or on behalf of any other Person induce or attempt to induce any Employee to leave his or her employment with Buyer at any time within three years from the Closing Date.

               (d) Seller acknowledges that in view of the nature of the Business and the business objectives of Buyer in acquiring the Acquired Assets, and the consideration paid to Seller therefor, the foregoing territorial and time limitations and those set forth in Section 6.4 below are reasonable and properly required for the adequate protection of Buyer and that in the event that any such territorial or time limitation is deemed to be unreasonable and is then reduced by a court of competent jurisdiction, then, as reduced, the territorial and/or time limitation shall be enforced.

               (e) Seller further acknowledges that the foregoing territorial and time restrictions and those set forth in Section 6.4 below are essential to protect the goodwill and going concern value of the Business, and comprise an essential portion of the consideration received by Buyer under this Agreement. Seller acknowledges that the remedy at law for any breach by Seller or any affiliate of the agreements contained in this Section 6.3 or in Section 6.4 will be inadequate and that Buyer will be entitled to seek injunctive relief without being required to prove actual damages or post bond. Each of Section 6.3 and
Section 6.4 constitutes an
independent and severable covenant and if any or all of the provisions of this
Section 6.3 or Section 6.4 are held to be unenforceable for any reason whatsoever, it will not in any way invalidate or affect the remainder of this Agreement which will remain in full force and effect.

        6.4    Non-Interference Agreement.

               Seller covenants and agrees that neither Seller nor any of its affiliates will, for a period of three years after the date hereof, directly or indirectly, for whatever reason, whether for its own account or for the account of any other person, firm, corporation or other organization: (i) solicit, deal with or otherwise interfere with the Business or Buyer's existing or potential contracts or relationships with any affiliate, employee, officer, director or any independent contractor whether the person is employed by or associated with the Business or with Buyer on the Closing Date or at any time thereafter; (ii) interfere with the continuance of supplies to Buyer (or the terms relating to such supplies), from any suppliers who have been supplying goods, materials or services to Seller related to the Business or the Acquired Assets at any time during the last three years prior to the date of this Agreement; (iii) interfere with the Business or Buyer's existing or potential contracts or relationships with any independent contractor, customer, client or consultant of the Business or Buyer, or any person who is a bona fide or prospective independent contractor, customer, client or consultant thereof; or (iv) interfere with any existing or proposed contract between the Business or Buyer and any other party whatsoever.

        6.5    Cooperation.

               (a) (i) Seller agrees both before and for a period of three years after the Closing hereunder: (A) to give reasonable cooperation to Buyer (including without limitation giving written notice as requested by Buyer and referring all telephone inquiries regarding, relating to or in connection with the Business to Buyer) to assure that each supplier and customer of Seller will continue to do business with Buyer on substantially the same terms and conditions subsequent to the Closing Date as such supplier or customer did with Seller before such date and (B) subject to the provisions of Section 6.5(b), to use its best efforts to cooperate with Buyer in order to effect the transfer of, and assure Buyer of the continued benefit and full enjoyment of, the Acquired Assets and the Business.

                      (ii) To the extent any third party consents have not been obtained by Seller as of the Closing Date, then any claim, right, or benefit (collectively, the "INTERESTS") arising under any related Acquired Asset shall be deemed not to be assigned to Buyer at the Closing, and Seller shall continue to use its reasonable efforts, and Buyer shall cooperate with Seller in such efforts, to obtain such consents. Buyer shall cooperate with Seller in any reasonable and lawful arrangements under which Buyer would obtain the benefits of, and assume the post-Closing obligations under, such Interests. Seller shall enforce for the account of Buyer any rights of Seller arising from such Interests against the other party or parties thereto (including the right to elect to terminate any such Interests in accordance with the terms thereof upon the written advice of Buyer). Seller will promptly pay (or cause to be paid) to Buyer when received all amounts received by Seller under any Interest. If, within three months after the Closing Date, any material third party consents have not been obtained regarding the Interests, Buyer and Seller will cooperate in any commercially reasonable arrangement to obviate the need for such consents.

               (b) In addition to the specific cooperation obligations set forth in Section 6.10(b) below, Buyer will cooperate in good faith with Seller to accommodate Seller's requests, post-Closing, to obtain releases of Seller and its affiliates under the leases and related documents relating to the Leased Property.

               (c) Seller has requested that it be permitted to continue to use certain of the trademarks, servicemarks and trade names of the Business (the "IDENTIFIED MARKS") for a limited period of time and for limited uses following the Closing. The Identified Marks are set forth in Schedule 6.5(c) attached hereto. Buyer hereby agrees to license to Seller the use of the Identified Marks in accordance with the terms and provisions set forth in Schedule 6.5(c).

        6.6    Easton Hunt Capital Partners, L.P. as Agent to Enforce this
Agreement.


               (a) Buyer hereby appoints Easton Hunt Capital Partners, L.P. ("EASTON") to be Buyer's agent for the purposes of administering this Agreement and enforcing Buyer's rights and remedies under this Agreement, in all cases for the benefit of, and in the name of Buyer.

               (b) Seller hereby acknowledges that as of the Closing, Easton will be the owner of a significant portion of the outstanding equity securities of Buyer, and Seller hereby accepts and agrees to such appointment. Without limiting the generality of the foregoing statement, Seller agrees not to challenge Easton's ability to administer this Agreement and standing to make any claim or to bring any action in any forum specified herein in the name and on behalf of Buyer.

               (c) Easton hereby evidences its acceptance of such appointment by executing this Agreement solely for this limited purpose. Easton agrees to consult with Buyer in connection with all actions taken in such role.

        6.7    Creditors.

               Seller and Buyer understand that Seller will not be making the applicable bulk sales filings. Seller covenants and agrees to discharge in full, or to cause to be discharged in full, all of Seller's and the Subsidiaries' debts to their respective creditors, other than debts assumed by Buyer under this Agreement.

        6.8    Employees and Employee Benefits.

               (a) Effective as of the Closing, Buyer shall hire all of the Employees, and effective immediately prior to the Closing, the employment of the Employees will be terminated by Seller. With the exception of any applicable Assumed Liabilities, Seller shall remain responsible for all benefits of Employees, and their respective beneficiaries, accruing prior to the Closing, including without limitation (i) any obligations under any employee benefit plan, program or arrangement maintained by or contributed to or by Seller; (ii) any continuation coverage rights under Seller's health plan to which Employees may be entitled; and (iii) any severance obligations and bonus retention or related obligations; in all cases, whether or not any such benefits are under the terms of specific employment agreements between Seller and any of the Employees.

               (b) For a period of 12 months after Closing, Buyer shall offer medical, dental, vision, life insurance and accidental death and dismemberment coverage to Employees hired by Buyer. Such coverage shall be substantially similar to the coverage such Employees were receiving immediately prior to the Closing, except that Buyer shall, in its sole discretion, determine the cost of all such benefits to Employees.

               (c) Buyer shall offer retiree medical coverage to those individuals participating in the J.N. Fauver Retiree Medical Insurance Plan immediately prior to the Closing, on such terms and conditions as Buyer shall establish. Buyer shall, in its sole discretion, determine the cost to such individuals for retiree medical coverage.

               (d) Buyer shall establish a cafeteria plan (as defined in Section 125 of the Internal Revenue Code) and continue the flexible spending accounts and dependent care assistance accounts established for participating Employees in the SunSource Flexible Benefits Plan for the remainder of the plan year.

               (e) Buyer shall establish a severance pay policy substantially similar to the policy covering the Employees immediately prior to the Closing, except that Buyer may establish maximum amounts of severance benefits, and may require Employees to sign releases before they are eligible to obtain any benefits. Such severance pay policy shall take into account years of service with Seller in determining severance benefits.

               (f) Buyer shall assume the SunSource Industrial Services Companies Savings and Investment Plan, other than accounts that are being transferred to the Hillman Group Retirement Savings and Profit Sharing Plan pursuant to the resolutions of the sole director of SunSource Investment Company, Inc. referenced in Section 3.1(b)(xxi) (the "HILLMAN PLAN ACCOUNTS"). Buyer shall cooperate with Seller to effect a transfer of the Hillman Plan Accounts as expeditiously as possible.

               (g)    (i)    Pursuant to the Reversion Transfer Letter,
SunSource, Inc. shall transfer, as soon as practicable after the amount of the employer reversion (as described in Internal Revenue Code section 4980(d)) from the J.N. Fauver Company Retirement Income Plan is finally determined, an amount equal to 25% of such reversion from the J.N. Fauver Company Retirement Income Plan to the SunSource Industrial Services Companies Savings and Investment Plan.

                      (ii) Buyer shall be responsible for matching contributions due from Seller to the SunSource Industrial Services Companies Savings and Investment Plan for the 2001 plan year.

                      (iii) As a condition of Closing, Seller shall have contributed to the SunSource Industrial Services Companies Savings and Investment Plan all matching contributions for the 2000 plan year.

                      (iv) At or prior to the Closing, Seller shall ensure that all accounts in the SunSource Industrial Services Companies Savings and Investment Plan belong to Employees and former Employees, or are Hillman Plan Accounts. At Closing, Seller shall certify such facts to Buyer. Seller shall use its best efforts to effect a transfer of the Hillman Plan Accounts as expeditiously as possible.

               (h) Seller shall cooperate with Buyer in transferring to Buyer's cafeteria plan the flexible spending accounts and dependent care assistance accounts established for participating Employees in the SunSource Flexible Benefits Plan. Seller and Buyer shall execute a transfer agreement detailing the treatment of the accounts. Pursuant to such agreement, Buyer shall be entitled to all amounts forfeited from the flexible spending accounts and dependent care assistance accounts at the end of the plan year, and Buyer shall bear the risk that, by the end of the plan year, a participating Employee may have made insufficient contributions to cover flexible spending account expenditures.

               (i) Seller shall cause the missing accountant's reports for the 1999 Form 5500 for the SunSource Industrial Services Companies Savings and Investment Plan, the 1999 Form 5500 for the Activation Retirement Savings Plan, and the 1998 and 1999 Forms 5500 for the Air-Dreco 401(k) Profit Sharing Plan to be filed with the Department of Labor as soon as possible, and shall use its best efforts to have any penalties associated with nontimely or incomplete Form 5500 filings abated, and shall pay or cause to be paid in full any penalties and assessments associated with such nontimely or incomplete Form 5500 filings. Pursuant to the Form 5500 Compliance Letter, Seller shall cause SunSource Investment Company, Inc. to use its best efforts in assisting Seller with filing such missing accountant's reports and having any penalties associated with nontimely or incomplete Form 5500 filings abated.

        6.9    Domain Names.

               Seller covenants and agrees to take such steps as may be necessary in order that the registrar of each the domain names described in
Schedule 4.10 (the "DOMAIN NAMES") may effectuate the transfer of the Domain Names as expeditiously as possible, including but not limited to executing any and all necessary documents as Buyer may reasonably request in order to implement this Agreement. Until the registrar of each of the Domain Names transfers ownership of the Domain Names to Buyer, Seller agrees to work with its Internet service provider so that visitors will be able to access the Buyer web site by using the Domain Names as of the Closing Date. Seller covenants and agrees that it will not (i) directly or indirectly oppose or take any other action challenging Buyer's right to use the Domain Names or
(ii) register or use any domain name that is substantially similar to, or may reasonably be confused with, any of the Domain Names.

        6.10 Existing Letters of Credit and Lease Guaranties; Obligation to Purchase Additional Shares of Series A Preferred Stock of Buyer.

               (a) Seller or an affiliate of Seller delivered the irrevocable letters of credit listed in Schedule 6.10 (the "SELLER LETTERS OF CREDIT") to certain lessors pursuant to the real property leases and related documents set forth in Schedule 6.10 (the "SECTION 6.10 LEASES"). In addition, Seller or an affiliate of Seller provided performance guaranties to certain lessors pursuant to the real property leases and related documents set forth in Schedule 6.10 (for purposes hereof, the Seller and its affiliates identified in Schedule 6.10 are the "SELLER LEASE PARTIES").

                      (i) Concurrently with Closing, Buyer shall obtain letters of credit (the "REPLACEMENT LCS") to replace the Seller Letters of Credit on such terms and conditions as the real property leases and related documents identified in Schedule 6.10 may require.

                      (ii) No later than 45 days after the Closing Date, Buyer shall deliver, or cause to be delivered to Seller, the Seller Letters of Credit.

                      (iii) No later than 45 days after the Closing Date, Buyer shall cause the lessors under the Savage, MN Lease and the Homewood, AL Lease (as identified in Schedule 6.10) to release, as of the Closing Date, the Seller Lease Parties from any and all obligations and liabilities as guarantors under the Savage, MN Lease and the Homewood, AL Lease, respectively, and deliver to Seller evidence of the foregoing releases, reasonably satisfactory to Seller.

                      (iv) Buyer shall use its commercially reasonable efforts to cause, no later than 45 days after the Closing Date, the lessors under the Savage, MN Lease and the Homewood, AL Lease (as identified in Schedule 6.10) to release, as of the Closing Date, the Seller Lease Parties from any and all obligations and liabilities as tenants under the Savage, MN Lease and the Homewood, AL Lease, respectively, and deliver to Seller evidence of the foregoing releases, reasonably satisfactory to Seller.

               (b) Buyer shall use its commercially reasonable efforts to satisfy each of Buyer's obligations set forth in Section 6.10(a). Buyer shall provide to Seller and its agents access to each of the lessors under the Section
6.10 Leases to allow Seller and its agents to work directly with such lessors and to enable Seller to assist Buyer in Buyer's efforts to satisfy Buyer's obligations under Section 6.10(a).

               (c) After Buyer has satisfied each of the obligations set forth in Section 6.10(a), in accordance with the terms thereof, Seller shall purchase from Buyer 1,000,000 shares of the Series A Preferred Stock of Buyer, par value $1.00 per share, for an aggregate purchase price of $1,000,000. Seller shall have the obligation to consummate this stock purchase within five business days after Buyer's satisfaction of its obligations under Section 6.10(a).

               (d) Time is of the essence with respect to the provisions of this Section 6.10.

                                   ARTICLE VII
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

        Unless waived in writing by Buyer in its sole discretion, the obligations of Buyer hereunder shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent:

        7.1 Representations and Warranties of Seller to Be True; Covenants to be Performed.

               (a) The representations and warranties of Seller contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date, except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct as of the date expressly stated.

               (b) Seller shall have performed and complied in all respects with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

               (c) Seller shall have delivered to Buyer a certificate of its manager or appropriate officer certifying the fulfillment of the conditions set forth in this Section 7.1.

        7.2    No Material Adverse Effect.

               Since August 25, 2001, there shall not have occurred an event or condition which has resulted in a Material Adverse Effect and Seller shall not have suffered any loss (whether or not insured) by reason of physical damage caused by fire, earthquake, flood, wind, accident or other calamity which affects the value of the Business or any of the Acquired Assets.

        7.3    No Proceeding or Litigation.

               (a) No preliminary or permanent injunction or other order issued by any governmental or regulatory body, whether federal, state or foreign, shall have been issued and remain in effect, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental or regulatory body, whether federal, state or foreign, in each case which prevents the consummation of the transactions contemplated in this Agreement.

               (b) No suit, action, claim, proceeding or investigation before any governmental or regulatory body, whether federal, state or foreign shall have been commenced and be pending against Buyer or any of its affiliates, associates, officers or directors seeking to prevent the sale of the Acquired Assets to Buyer or asserting that the sale of the Acquired Assets to Buyer would be illegal.

        7.4    Financing.

               (a) Buyer shall have, or shall receive, substantially concurrently with the Closing, (i) paid in equity capital in the amount of at least $7,000,000 and (ii) debt financing in the amount of at least $40,000,000.

               (b) There shall have been obtained consents to assignment of the Leased Property and lien waivers from the landlords thereof for Leased Property at which is located at least 60% of the inventory of the Business to be included as collateral under that certain Loan and Security Agreement by and among STS Operating, Inc., as Borrower, the Obligors that are Signatories thereto, as Obligors, the Lenders that are Signatories thereto, as the Lenders, and Foothill Capital Corporation, as the Arranger and Administrative Agent, dated as of September __, 2001.

        7.5    Closing Deliveries.

               Seller shall have delivered to Buyer, or shall have caused to be delivered to Buyer, all deliveries to be made to Buyer pursuant to Section 3.1(b).

        7.6    Executive Employment Agreements and Consulting Agreement.

               Buyer shall have entered into the Executive Employment Agreements with each of Justin Jacobi, Charles Freeman, Barry Pullin, Kim Shearer, Jim Slone, and Bill Valdmanis, substantially in the form of Exhibit I hereto, and the Consulting Agreement with Maurice P. Andrien, Jr. substantially in the form of Exhibit J hereto.

        7.7    Completion of Merger.

               The merger set forth in the Agreement and Plan of Merger dated as of June 18, 2001, by and among Allied Capital Corporation, Allied Capital Lock Acquisition Corporation and SunSource Inc. shall have been completed before the Closing.

                                  ARTICLE VIII
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

        Unless waived in writing by Seller, the obligations of Seller hereunder shall all be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent:

        8.1 Representations and Warranties of Buyer to Be True; Covenants to be Performed.

               (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date, except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct as of the date expressly stated.

               (b) Buyer shall have performed and complied in all respects with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

               (c) Buyer shall have delivered to Seller a certificate of its president or any vice president dated the Closing Date and certifying the fulfillment of the conditions set forth in this Section 8.1.

        8.2    No Proceeding or Litigation.

               (a) No preliminary or permanent injunction or other order issued by any governmental or regulatory body, whether federal, state or foreign, shall have been issued and remain in effect, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental or regulatory body, whether federal, state or foreign, in each case which prevents the consummation of the transactions contemplated in this Agreement.

               (b) No suit, action, claim, proceeding or investigation before any governmental or regulatory body, whether federal, state or foreign shall have been commenced and be pending against Seller or any of their respective affiliates, associates, officers or directors seeking to prevent the sale of the Acquired Assets to Buyer or asserting that the sale of the Acquired Assets to Buyer would be illegal.

        8.3    Closing Deliveries.

               Buyer shall have delivered to Seller all deliveries to be made to it pursuant to Section 3.1(c).

        8.4    Completion of Merger.

               The merger set forth the in the Agreement and Plan of Merger dated as of June 18, 2001, by and among Allied Capital Corporation, Allied Capital Lock Acquisition Corporation and SunSource Inc. shall have been completed before the Closing.

        8.5    Termination and Release Agreements.

               Seller shall have entered into the Termination and Release Agreements with each of Justin Jacobi, Charles Freeman, Barry Pullin, Kim Shearer, Jim Slone, and Bill Valdmanis.

        8.6    Financing.

               (a) Buyer shall have, or shall receive, substantially concurrently with the Closing, (i) paid in equity capital in the amount of at least $7,000,000 and (ii) debt financing in the amount of at least $40,000,000.

               (b) There shall have been obtained consents to assignment of the Leased Property and lien waivers from the landlords thereof for Leased Property at which is located at least 60% of the inventory of the Business to be included as collateral under that certain Loan and Security Agreement by and among STS Operating, Inc., as Borrower, the Obligors that are Signatories thereto, as Obligors, the Lenders that are Signatories thereto, as the Lenders, and Foothill Capital Corporation, as the Arranger and Administrative Agent, dated as of September __, 2001.

                                   ARTICLE IX
                                 INDEMNIFICATION

        9.1    Indemnification by Seller.

               Except as otherwise limited by this Article IX, Buyer and its officers, directors, employees, agents, successors and assigns (each, a "BUYER INDEMNIFIED PERSON") shall be indemnified and held harmless, jointly and severally, by Seller from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by it (hereinafter a "BUYER LOSS"), arising out of or resulting from:

               (a) the breach of any representation or warranty by Seller contained herein or in any document delivered hereunder at the Closing;

               (b) the breach of any covenant or agreement by Seller contained herein or in any document delivered hereunder at the Closing;

               (c) the nontimely or incomplete Form 5500 filings described in Section 6.8(i);

               (d) any and all liabilities and obligations of, or claims against, Seller not expressly assumed by Buyer pursuant to this Agreement, fixed or contingent, known or unknown, including, without limitation, any tax liabilities of Seller not expressly assumed by Buyer under this Agreement and all taxes for which indemnity has been provided in Section 6.2;

               (e) the ownership or use of the Acquired Assets or the operation of the Business prior to the Closing (except to the extent assumed by Buyer hereunder); or

               (f) any investigation, suit, action or other proceeding by or before any court or governmental or regulatory agency which seeks to restrain, modify, prohibit or revoke, or seeks damages or other relief in connection with the consummation of this transaction.

        9.2    Indemnification by Buyer.

               Except as otherwise limited by this Article IX, Seller and its officers, directors, employees, agents, successors and assigns (and, solely with respect to Buyer's covenants under Section 2.2(e), Seller's affiliate that issued the Letters of Credit), shall be indemnified and held harmless by Buyer from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by them (hereinafter, a "SELLER LOSS") arising out of or resulting from:

               (a) the breach of any representation or warranty by Buyer contained herein or in any document delivered hereunder at the Closing;

               (b) the breach of any covenant or agreement by Buyer contained herein or in any document delivered hereunder at the Closing;

               (c) any and all liabilities and obligations of, or claims against, Seller expressly assumed by Buyer pursuant to this Agreement, including, without limitation, Assumed Environmental Liabilities; or

               (d) the ownership or use of the Acquired Assets or the operation of the Business after the Closing.

        9.3    General Indemnification Provisions.

               (a) For the purposes of this Section 9.3, the term "INDEMNITEE" shall refer to the person indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Section 9.1 or 9.2, as the case may be; the term "INDEMNITOR" shall refer to the person having the obligation to indemnify pursuant to such provisions; and "LOSSES" shall refer to the "SELLER LOSSES" or the "BUYER LOSSES," as the case may be.

               (b) An Indemnitee shall give written notice (a "NOTICE OF CLAIM") to the Indemnitor within ten business days after the Indemnitee has actual knowledge of any claim

(including a Third Party Claim, as hereinafter defined) which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement. No failure to give such Notice of Claim shall affect the indemnification obligations of the Indemnitor hereunder, except to the extent Indemnitor can demonstrate such failure materially prejudiced such Indemnitor's ability to successfully defend the matter giving rise to the claim. The Notice of Claim shall state the nature of the claim, the amount of the Loss, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

               (c) The obligations and liabilities of an Indemnitor under this Article IX with respect to Losses arising from claims of any third party that are subject to the indemnification provisions provided for in this Article IX ("THIRD PARTY CLAIMS") shall be governed by and contingent upon the following additional terms and conditions: the Indemnitee at the time it gives a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that it shall be permitted, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice and upon consent of Indemnitor which consent will not be unreasonably withheld if it gives prompt notice to Indemnitee within ten (10) days of its intention to do so to the Indemnitee and confirms that the Third Party Claim is one with respect to which the Indemnitor is obligated to indemnify. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor upon reasonable notice to Indemnitee. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee upon reasonable notice to Indemnitor. If defendants in any action include the Indemnitee and the Indemnitor, and the Indemnitee shall have been advised by its counsel that there may be legal defenses available to the Indemnitee which are reasonably different from or in addition to those available to the Indemnitor, the Indemnitee shall have the right to employ its own counsel in such action, and, in such event, the reasonable fees and expenses of such counsel shall be borne by the Indemnitor. If the Indemnitor shall not notify the Indemnitee within the required ten (10) day period of its intention to assume, or fails to take necessary action to assume, the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against any such claim or litigation, at the cost and expense of Indemnitor and in such manner as it may deem appropriate and the Indemnitee may settle such claim or litigation on such terms as it may deem appropriate. Except for the settlement of a Third Party Claim which involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld. Similarly, no Third Party Claim may be settled by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld.

        9.4    Escrow.

               (a) All claims for Buyer Losses payable hereunder shall be satisfied first by release to Buyer of the Escrow Cash held in the Indemnity Escrow pursuant to the Escrow Agreement, and second by release to Buyer of the Escrow Shares held in the Indemnity Escrow pursuant to the Escrow Agreement. Only after the Indemnity Escrow has been exhausted will Buyer have the right to pursue any other remedies against Seller permitted hereunder.

               (b) In accordance with the terms of the Escrow Agreement, Buyer shall be entitled to receive reimbursement from the Escrow Cash and the Escrow Shares for Buyer's actual costs and expenses arising out of or resulting from Assumed Environmental Liabilities that: (i) are not disclosed in Schedule 4.16, and (ii) do not arise out of or result from: (A) Buyer's, its Subsidiaries', or any of their successors' construction, reconstruction, refurbishment, renovation, substantial modification, restoration, conversion, structural alteration, relocation or enlargement of any building or structure or any clearing, grading or other movement of land by human intervention for any purpose other than the operation, maintenance, repair or expansion of the Business that, in any case, substantially disturbs the surface or subsurface, surface water or ground water of any portion of any Leased Property; or (B) any voluntary action, program or expense incurred by Buyer, its Subsidiaries or any of their successors under or related to Environmental Law other than: (1) the continuation in a prudent manner in the ordinary course of business of established programs of the Business existing prior to the date of this Agreement to comply with Environmental Law; or (2) any action in response to a requirement of a governmental authority, law, rule or regulation that requires remedial action with respect to a Hazardous Material on the part of Buyer; or
(C) any voluntary disclosure to a third party of information or data by Buyer, its Subsidiaries or any of their successors, except to the extent that Buyer reasonably believes in good faith that a reportable quantity of Hazardous Material has been released or it would otherwise be unlawful not to disclose such information or data.

        9.5    Exclusive Remedy.

               From and after the Closing, neither party hereto shall be liable or responsible in any manner whatsoever to the other party, whether for indemnification or otherwise, except for indemnity as expressly provided in this
Article IX which provides the exclusive remedy and cause of action of the parties hereto with respect to any matter arising out of or in connection with this Agreement, except for equitable remedies arising under the provisions of any breaches of Sections 6.3, 6.4 and 6.5, and agreements with third parties referenced herein.

                                    ARTICLE X
                                    SURVIVAL

        10.1   Survival.

        All representations, warranties, covenants and agreements made by any party in this Agreement or pursuant hereto shall survive for a period of 18 months from the Closing Date, except for:

               (a) the representations and warranties set forth in Sections 4.13, 4.15 and 4.16, which shall survive the Closing Date until the expiration of the applicable statute of limitations; and

               (b) the covenants and agreements set forth in this Agreement until fully performed in accordance with their terms including, without limitation, the covenants contained in Sections 6.1, 6.3, 6.4, 6.5, 6.6, 9.1(d), 9.1(e), 9.2(c), 9.2(d), 9.4, and 13.4, which shall survive the Closing Date and continue in effect in accordance with their respective terms.

        10.2   Notice of Claims.

        If written notice of a claim has been given by a party prior to the tolling of the survival period set forth in Section 10.1, then the relevant representations, warranties, covenants and/or agreements shall survive as to such claim until such claim has been finally resolved.

                                   ARTICLE XI
                       CONDUCT OF SELLER PRIOR TO CLOSING

        The Seller hereby represents, covenants and agrees with the Buyer that, except as hereafter consented to in writing by the Buyer, from and after the date hereof and until the Closing Date, the Seller has not and shall not:

               (a) Make a purchase, sale or lease in respect of the Seller or introduce any method of management, accounting or operation in respect of the Seller, other than in the ordinary course of business consistent with prior practice.

               (b) Fail to maintain sales, accounts receivable or accounts payable on a normal and customary basis or change the cash equivalent accounts or the methods or procedures for billing, collecting, or recording customer accounts receivable or reserves for doubtful accounts, or change the methods, procedures or timing for paying or recording accounts payable.

               (c) In any way encumber, or fail to maintain, repair, service or preserve, the Acquired Assets, other than supplies used in the ordinary course of business after the date hereof.

               (d) Make any loans or advances, debt forgiveness, or grant pay raises, bonuses or awards, or unusual salary or other payments, disbursements or other distributions, directly or indirectly, in any form to any management personnel, employee, director, officer or stockholder of the Seller, or any relative of any such person, or entities or persons affiliated with or related to any such management personnel, employee, director, officer or stockholder of the Seller.

               (e) Fail to use its best efforts to (i) keep available the services of the present employees of the Seller, subject to Seller's personnel termination decisions discussed with Buyer and (ii) preserve present relationships and goodwill with entities or persons having business dealings with the Seller, including, without limitation, existing customers of the Seller.

               (f) Fail to maintain the books and records of the Seller in accordance with good business practices, on a basis consistent with prior practice.

               (g) Fail to use its reasonable efforts to comply in all material respects with all statutes, ordinances, regulations, orders, judgments and decrees of every court or governmental entity or agency applicable to the Seller and to the conduct of the Business and perform all of its obligations with respect thereto without default.

               (h) Make any change adverse to the Seller in the terms of any Material Contract or fail to perform any of its material obligations with respect thereto without default.

               (i) Fail to bill for services rendered or permit any account payable or accrued expense of the Seller to be outstanding for periods inconsistent with past practices, other than accounts payable or accrued expenses being diligently contested in good faith by the Seller and as to which the Buyer shall have consented in writing.

               (j) Enter into any contract, contractual obligation, bank debt, lease, loan or other commitment, written or oral, or agreement for amounts to be due to third parties, other than in the ordinary course of business, or except as provided herein.

               (k) Fail to make available to Buyer the books of account, records, tax returns, leases, contracts and other documents or agreements of the Seller as Buyer, its counsel, accountants or its authorized representatives may from time to time request.

               (l) Fail to do all things reasonably requested to assist Buyer or fail to use its reasonable efforts to obtain all consents and approvals necessary for the transfer of the Acquired Assets.

                                   ARTICLE XII
                                   TERMINATION

        12.1   Termination.

               This Agreement may be terminated at any time prior to the Closing
Date:

               (a)    by mutual consent of Buyer and Seller; or

               (b) by either Buyer or Seller if (i) the Closing shall not have occurred on or before December 31, 2001, not due to any breach by the terminating party; (ii) any governmental entity, the consent of which is a condition to the obligations of Buyer and Seller to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; or (iii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated herein and such order, judgment or decree shall have become final and nonappealable.

        12.2   Effect of Termination.

               In the event of termination of this Agreement by either Buyer or Seller as provided in Section 12.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Buyer or Seller, or their respective officers, directors, managers, or equity holders, other than liability, if any, for breach of this Agreement.

                                  ARTICLE XIII
                                  MISCELLANEOUS

        13.1   Assignments.

               No assignment by any of the parties of their respective rights nor delegation by any of the parties of their respective duties shall be permitted hereunder without the consent of the other party. The parties hereby acknowledge their consent to the collateral assignment of this Agreement required under that certain Assignment of Contract executed and delivered in connection with that certain Loan and Security Agreement by and among STS Operating, Inc., as Borrower, the Obligors that are Signatories thereto, as Obligors, the Lenders that are Signatories thereto, as the Lenders, and Foothill Capital Corporation, as the Arranger and Administrative Agent, dated as of September 28, 2001.

        13.2   Intended Beneficiaries.

               Seller and Buyer agree that no other person is intended to be a beneficiary of this Agreement.

        13.3   Costs.

               (a) Except as otherwise provided in this Agreement, each party hereto shall pay all fees and expenses incurred by it in connection with the negotiation, preparation, and performance of this Agreement.

               (b) Without limiting the generality of the foregoing paragraph 13.3(a), at Closing, Buyer shall pay all costs associated with the formation and capitalization of Buyer, including, without limitation, (i) the legal fees and costs of Piper Marbury Rudnick & Wolfe LLP as counsel to Buyer with respect to this Agreement, the issuance of equity securities of Buyer and borrowing from Foothill Capital Corporation in an amount not to exceed $300,000, and (ii) the legal fees and costs of Torys as counsel to Easton with respect to this Agreement and the issuance of equity securities of Buyer in an amount not to exceed $80,000, and (iii) all fees, costs and expenses of Foothill Capital Corporation.

        13.4   Confidentiality.

               For a period of three years from the date of this Agreement, Buyer and Seller will hold, and will cause their employees, representatives, agents and affiliated persons to hold in strict confidence, and not disclose to any other party, and not use in any way except in connection with the transactions contemplated hereby, without the prior written consent of the other party, all confidential information obtained from the other party in connection with the transactions contemplated by this Agreement (including the existence of this Agreement, any of the terms hereof, and the negotiations between the parties hereto), except such information may be disclosed: (a) where necessary, to any potential lenders or investors (or others providing debt or equity financing to Buyer in connection with the acquisition of the Acquired Assets);
(b) to applicable governmental or regulatory authorities and, where necessary, to any other person in connection with the obtaining of the Licenses and Approvals and the consents or waivers contemplated or required by the terms of this Agreement; (c) if required by court order or decree or any applicable law;
(d) if it is publicly available through no act or failure to act of such party;
(e) was already known to such party on a confidential basis on the date of receipt; (f) during the course of or in connection with any litigation, governmental investigation, arbitration or other proceedings based upon or in connection with the subject matter of this Agreement, including the failure of the transactions contemplated hereby to be consummated; (g) in connection with a public offering of Buyer's securities; or (h) if it is otherwise expressly provided for herein.

        13.5   Parties in Interest.

               This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors, heirs, personal representatives, and assigns permitted under the terms of this Agreement.

        13.6   Entire Agreement; No Oral Modifications or Waivers.

               This Agreement, the Exhibits, Schedules and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter and supersede all prior oral and written agreements and understandings between the parties with respect to its subject matter. This Agreement may be modified and any of its provisions may only be waived in a writing signed by the party against whom such modification or waiver is sought to be enforced.

        13.7   Headings.

               The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        13.8   Notices.

               All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if sent by facsimile, recognized overnight courier service (e.g. Federal Express) or if sent by U.S. registered or certified mail, postage prepaid, return receipt requested, as follows:

               If to Buyer:

                      STS Operating, Inc.
                      c/o Allied Capital Corporation
                      1919 Pennsylvania Avenue, 3rd Floor
                      Washington, DC  20006
                      Fax: (202) 659-2053
                      Attn: Daniel L. Russell

                      With a copy to:

                      Piper Marbury Rudnick & Wolfe LLP
                      1200 19th Street, N.W.
                      Washington, D.C. 20036
                      Fax: (202) 223-2085
                      Attn: Anthony H. Rickert, Esq.

                      And a copy to:

                      Easton Hunt Capital Partners, L.P.
                      641 Lexington Avenue, 21st Floor
                      New York, New York  10022
                      Fax: (212) 702-0952
                      Attn: Livio Borghese

                      And a copy to:

                      Torys
                      237 Park Avenue
                      New York, New York  10017-3142
                      Fax: (212) 682-0200
                      Attn: Charles B. Hughes, III, Esq.

               If to Seller:

                      SunSource Technology Services, LLC
                      3000 One Logan Square
                      Philadelphia, PA  19103
                      Fax: (215) 282-1309
                      Attn: Maurice P. Andrien, Jr.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

        13.9   Counterparts.

               This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        13.10  Governing Law.

               This Agreement is governed by and construed and enforced in accordance with the laws of the State of Delaware (excluding conflicts of laws rules).

        13.11  Specific Performance.

               Seller and Buyer each acknowledge that, in view of the uniqueness of Business, Buyer would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore each of them agree that Buyer shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

        13.12  Severability.

               A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof. If it shall be determined by any court or governmental agency or authority that any provision of this Agreement is invalid for any reason, such provision shall be considered to be reduced to the extent required to cure such invalidity.

        13.13  Further Assurances.

               From time to time, at Buyer's request and without further consideration, Seller shall execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby.

        13.14  No Drafting Presumption.

               Each of the parties hereto shall be deemed to have participated equally in the drafting and preparation of this Agreement and, accordingly, no presumption shall arise concerning the interpretation of any of the provisions hereof with respect to the party or parties responsible for its preparation.

        13.15  Consent to Jurisdiction.

               Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Court located in the State of Delaware for the purpose of any action arising out of or based upon this Agreement or any agreement executed in connection herewith, or relating to the subject matter hereof or thereof, in each case whether now existing or hereafter arising, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts may be removed to any federal court, should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement, the other agreements executed in connection herewith or the subject matter hereof or thereof, in each case whether now existing or hereafter arising, may not be enforced in or by such court, or that this Agreement, the other agreements executed in connection herewith or the subject matter hereof or thereof may not be enforced in or by such court and
(iii) hereby agrees not to commence any action arising out of or based upon this Agreement, the other agreements executed in connection herewith or relating to the subject matter hereof or thereof, in each case whether now existing or hereafter arising, other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby: (x) consents to service of process in any such action in any manner permitted by Delaware law; (y) agrees that service of process made in accordance with clause (x) or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13.8, is reasonably calculated to give actual notice of any such action; and (z) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (x) or (y) does not constitute good and sufficient service of process.

        13.16  Enforceability.

               If any provision of this Agreement shall be found by a court with proper jurisdiction to be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified, narrowed, or restricted only to the limited extent and in the manner necessary to render the same valid and enforceable, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified, narrowed, or restricted.

        13.17  Transfer Taxes.

               All excise, sales, value added, use, registration, stamp, transfer and similar taxes, levies, charges and fees (including all real estate transfer taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Seller. Buyer and Seller shall cooperate in providing each other appropriate resale exemption certificates and other appropriate tax documentation.

        13.18  Incorporation by Reference, Use of Certain Terms.

               All Exhibits and Schedules attached to this Agreement shall be deemed incorporated herein by reference as if fully set forth herein. Use of the term "including" shall be deemed to mean "including but not limited to."

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.


WITNESS/ATTEST:                             BUYER:


                                            STS Operating, Inc.,
                                            a Delaware corporation

/s/ Jacqueline Garagie                      By:    /s/ Justin Jacobi      (SEAL)
-----------------------                            --------------------
                                            Name:      Justin Jacobi
                                                   --------------------
                                            Title:     President
                                                   --------------------



WITNESS/ATTEST:                             SELLER:

                                            SunSource Technology Services, LLC,
                                            a Delaware limited liability company


                                            By:    /s/ Joseph M. Corvino  (SEAL)
-----------------------                            --------------------
                                            Name:
                                                   --------------------
                                            Title:
                                                   --------------------




WITNESS/ATTEST:                             JOINDER SOLELY FOR THE PURPOSES
                                            SET FORTH IN SECTION 6.6:

                                            Easton Hunt Capital Partners, L.P.


/s/ Kimberly A. Maiolo                      By:    /s/ Livio M. Borghese  (SEAL)
-----------------------                            --------------------
                                            Name:      Livio M. Borghese
                                                   --------------------
                                            Title:     Vice President
                                                   --------------------






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